Exhibit 10.31

THIRD AMENDMENT TO

REVOLVING CREDIT AGREEMENT, JOINDER, LIMITED CONSENT AND WAIVER

Third Amendment to Revolving Credit Agreement, Joinder, Limited Consent and Waiver dated as of December 9, 2004 (the “Third Amendment”), by and among LIFELINE SYSTEMS COMPANY (f/k/a LIFELINE SYSTEMS, INC.), a Massachusetts corporation (the “Borrower”), LIFELINE SYSTEMS, INC. (f/k/a LIFELINE HOLDINGS, INC.), a Massachusetts corporation (the “Parent”) CITIZENS BANK OF MASSACHUSETTS and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the “Lenders”), amending and waiving certain provisions of the Revolving Credit Agreement, dated as of August 28, 2002 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and CITIZENS BANK OF MASSACHUSETTS, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) as more fully set forth herein. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that it has consummated a share exchange pursuant to which all of the holders of the Borrower’s Capital Stock immediately prior to the effective date of the share exchange have exchanged such shares of the Borrower’s Capital Stock for the Capital Stock of the Parent, and, in connection therewith, the Borrower has become a Subsidiary of the Parent (such transaction being hereinafter referred to as the “Exchange Offer”); and

WHEREAS, the Parent wishes to become a party to the Credit Agreement; and

WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment and the Lenders have agreed to waive certain other provisions of the Credit Agreement as specifically set forth in this Third Amendment and the Lenders have agreed to consent to certain actions as specifically set forth in this Third Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to §1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Margin” is hereby amended by deleting the words “the Borrower and its Subsidiaries” which appear in such definition and substituting in place thereof the words “the Parent and its Subsidiaries”.

(b) the definition of “Applicable Pension Legislation” is hereby amended by deleting the words “the Borrower or any of its Subsidiaries” which appear in such definition and substituting in place thereof the words “the Parent or any of its Subsidiaries”.

(c) the definition of “Capital Expenditures” is hereby amended by deleting each reference to “the Borrower or any of its Subsidiaries” which appear in such definition and substituting in place thereof the words “the Parent or any of its Subsidiaries”.

(d) the definition of “Change of Control” is hereby amended by deleting such definition in its entirety and restating it as follow:

Change of Control. An event or series of events by which (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of thirty percent (30%) or more of the outstanding shares of Capital Stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent; or (b) the Parent shall fail to own directly or indirectly, one hundred percent (100%) of the Capital Stock of the Borrower and each Guarantor (other than itself).

(e) The definitions of “Capital Leases”, “Consolidated or consolidated”, “Consolidated Current Assets”, “Consolidated Current Liabilities”, “Consolidated Net Income”, “Consolidated Tangible Net Worth”, “Consolidated Total Assets”, “Consolidated Total Debt Service”, “Consolidated Total Funded Indebtedness”, “Consolidated Total Interest Expense”, “Consolidated Total Liabilities”, “Consolidated US EBITDA”, “Consolidated US Net Income (or Deficit)”, “Consolidated US Total Interest Expense”, “Foreign Operating Subsidiary”, “Hedging Agreement”, “Indebtedness”, “Obligations”, “Real Estate”, “Reference Period” and “Unfunded Capital Expenditures” are hereby amended by deleting each reference to “Borrower” in each such definition and substituting in each place thereof the word “Parent”.

(f) The definition of “Consolidated EBITDA” is hereby amended by (i) deleting the word “Borrower” which appears in such definition and substituting in place thereof the word “Parent”; and (ii) deleting the word “Borrower’s” which appears in such definition and substituting in place thereof the word “Parent’s”.

(g) The definition of “Consolidated Operating Cash Flow” is hereby amended by (i) deleting the words “expenditures made by the Borrower or any Subsidiary” which appear in such definition and substituting in place thereof the words “expenditures made by the Parent or any Subsidiary”; (ii) deleting the words “of a Foreign Operating Subsidiary to the Borrower or any Guarantor” which appear in such definition and substituting in place thereof the words “of a Foreign Operating Subsidiary to the Parent, the Borrower or any Guarantor”; and (iii) deleting the words “plus all Investments made by the Borrower or a Guarantor” which appear in such definition and substituting in place thereof the words “plus all Investments made by the Parent, the Borrower or a Guarantor”.

(h) the definition of “Distribution” is hereby amended by deleting each reference to “of the Borrower” which appears in such definition and substituting in place thereof the words “the Parent or the Borrower”.

(i) the definitions of “Employee Benefit Plan, “ERISA Affiliate”, “Guaranteed Pension Plan” and “Multiemployer Plan” are each hereby amended by inserting immediately before the words “the Borrower” in each place in which such words appear in each such definition the words “the Parent,”.

(j) the definition of “Guarantor” is hereby amended by deleting the words “of the Borrower existing” which appear in such definition and substituting in place thereof the words “of the Parent (other than the Borrower) existing”.

(k) the definition of “Material Adverse Effect” is hereby amended by (i) deleting the words “individually or the Borrower and its Subsidiaries, taken as a whole” which appear in subparagraph (a) of such definition and substituting in place thereof the words “individually or the Parent and its Subsidiaries, taken as a whole”; and (ii) deleting the word “Borrower” which appears in subparagraph (b) of such definition and substituting in place thereof the word “Parent”.

(l) the definition of “Pro Forma Basis” is hereby amended by (i) deleting the words “Borrower and its Subsidiaries” which appear in such definition and substituting in place thereof the words “Parent and its Subsidiaries”; and (ii) deleting the words “the Borrower or Subsidiary effecting the acquisition” which appear in such definition and substituting in place thereof the words “the Parent or Subsidiary effecting the acquisition”.

(m) the definition of “Restricted Payment” is hereby amended by (i) deleting each reference to “Borrower” contained in such definition and substituting in place thereof the word “Parent”; and (ii) deleting the word “Borrower’s” which appears in such definition and substituting in place thereof the word “Parent’s”.

§2. Amendment to §7 of the Credit Agreement. Section 7 of the Credit Agreement is hereby amended as follows:

(a) The first sentence of Section 7 of the Credit Agreement is hereby amended by deleting the words “The Borrower represents and warrants” which appear in such first sentence and substituting in place thereof the words “Each of the Parent and the Borrower represents and warrants”.

(b) Sections 7.1, 7.2, 7.3, 7.4.1., 7.4.3, 7.6, 7.7, 7.9, 7.10, 7.12, 7.13, 7.20 and 7.22 of the Credit Agreement are each hereby amended by deleting each reference to “Borrower” which appears in each of §§7.1, 7.2, 7.3, 7.4.1., 7.4.3, 7.6, 7.7, 7.9, 7.10, 7.12, 7.13, 7.20 and 7.22 and substituting in each place thereof the word “Parent”.

(c) Section 7.5 of the Credit Agreement is hereby amended by deleting the words “the Borrower has not made any Restricted Payments” which appear in §7.5 and substituting in place thereof the words “neither the Parent nor the Borrower has made any Restricted Payments”.

(d) Section 7.8 of the Credit Agreement is hereby amended by (i) deleting each reference to “Borrower” which appears in §7.8 and substituting in place thereof the word “Parent”; and (ii) deleting the word “Borrower’s” which appears in §7.8 and substituting in place thereof the word “Parent’s”.

(e) Section 7.14 of the Credit Agreement is hereby amended by deleting the text of §7.14 in its entirety and restating it as follows: “Each of the Parent and the Borrower are the owners of their respective property and assets free from any Lien, except for Permitted Liens.”

(f) Section 7.15 of the Credit Agreement is hereby amended by deleting the first four references to “Borrower” which appear in §7.15 and substituting in each place thereof the word “Parent”.

(g) Section 7.16 of the Credit Agreement is hereby amended by (i) inserting before the words “the Borrower” which appear in §7.16.2 the words “the Parent or” and (ii) §7.16.4 of the Credit Agreement is hereby amended by inserting before the words “the Borrower” in each place in which such words appear in §7.16.4 the words “the Parent,”.

(h) Section 7.18 of the Credit Agreement is hereby amended by (i) deleting the words “The Borrower has taken” which appear in §7.18 and substituting in place thereof the words “The Parent and the Borrower have taken”; (ii) deleting each reference to “Borrower” which appears in subparagraphs (a), (b), (c) and (d) of such §7.18 and substituting in each such place the word “Parent”; and (iii) deleting the words “to the best of the Borrower’s knowledge” which appears in subparagraph (c) of §7.18 and substituting in place thereof the words “to the best of the Parent’s and the Borrower’s knowledge”.

(i) Section 7.19 of the Credit Agreement is hereby amended by (i) inserting immediately prior to the first sentence thereof the words “PROTECT and Lifeline Systems Securities Corporation are the only direct Subsidiaries of the Parent, and the Borrower is the only direct Subsidiary of PROTECT.”; (ii) deleting the words “Lifeline Systems Securities Corporation,” which appear in the first sentence of §7.19; and (iii) deleting each reference to “Borrower” which appear in the second and third sentences of §7.19 and substituting in each place thereof the word “Parent”.

§3. Amendment to §8 of the Credit Agreement. Section 8 of the Credit Agreement is hereby amended as follows:

(a) The first sentence of Section 8 of the Credit Agreement is hereby amended by deleting the words “The Borrower covenants and agrees” which appear in such first sentence and substituting in place thereof the words “Each of the Parent and the Borrower covenants and agrees”.

(b) Section 8.1 of the Credit Agreement is hereby amended by deleting the words “to which the Borrower or any of its Subsidiaries is a party” which appear in §8.1 and substituting in place thereof the words “to which the Parent or any of its Subsidiaries is a party”.

(c) Sections 8.3, 8.4(a), 8.4(b), 8.4(d), 8.4(e), 8.5.1., 8.5.2., 8.5.4., 8.6, 8.7, 8.8, 8.9, 8.10, 8.13, 8.15, 8.16, and 8.18 of the Credit Agreement are each hereby amended by deleting each reference to “Borrower” which appears in each such section and substituting in place thereof the word “Parent”.

(d) Section 8.5.3 of the Credit Agreement is hereby amended by inserting immediately before the words “Borrower’s assets or other property” the words “ Parent’s or the”.

(e) Section 8.11 of the Credit Agreement is hereby amended by deleting the words “The Borrower will (a)” which appear in §8.11 and substituting in place thereof the words “Each of the Parent and the Borrower will (a)”.

(f) Section 8.14 of the Credit Agreement is hereby amended by (i) deleting the word “Borrower” which appears in §8.14 and substituting in place thereof the words “Parent”; and (ii) inserting immediately after the words “on or after the Closing Date” which appear in §8.14 the words “(other than the Borrower)”.

§4. Amendment to §9 of the Credit Agreement. Section 9 of the Credit Agreement is hereby amended as follows:

(a) The first sentence of Section 9 of the Credit Agreement is hereby amended by deleting the words “The Borrower covenants and agrees” which appear in such first sentence and substituting in place thereof the words “Each of the Parent and the Borrower covenants and agrees”.

(b) Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the word “Borrower” in each place in which it appears in §9.1, other than §9.1(f), and substituting in each place thereof the word “Parent”; and (ii) deleting the words “of the Borrower to the Borrower so long as such Subsidiary is a Guarantor hereunder and remains a Subsidiary of the Borrower” which appear in §9.1(f) and substituting in place thereof the words “of the Parent to the Parent, the Borrower or another Guarantor so long as such Subsidiary is a Guarantor hereunder and remains a Subsidiary of the Parent”.

(c) Section 9.2 of the Credit Agreement is hereby amended by (i) deleting each reference to “Borrower” which appears in § 9.2.1 and substituting in each place thereof the word “Parent”; (ii) deleting the words “the Borrower” which appear in §9.2.1(i) and substituting in each place thereof the words “the Parent or the Borrower”; (iii) deleting the word “Borrower” which appears in §9.2.1(iv) and substituting in place thereof the word “Parent”; (iv) deleting the text of §9.2.2. in its entirety and restating it as follows: “The Parent will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Parent or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Parent or the Borrower to pay or make dividends or distributions in cash or kind to the Parent or the Borrower, to make loans, advances or other payments of whatsoever nature to the Parent or the Borrower, or to make transfers or distributions of all or any part of its assets to the Parent or the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Parent or such Subsidiary in the ordinary course of its business.”

(d) Section 9.3 of the Credit Agreement is hereby amended by (i) deleting the reference to “Borrower” which appears in the first sentence of §9.3. and substituting in place thereof the word “Parent”; (ii) deleting the word “Borrower” which appears in §9.3(e) and substituting in place thereof the word “Parent”; and (iii) deleting the word “Borrower” which appears in §9.3(i) and substituting in place thereof the word “Parent”.

(e) Section 9.4 of the Credit Agreement is hereby amended by (i) deleting the words “The Borrower will not make any Restricted Payments” which appear in §9.4 and substituting in place there the words “Neither the Parent nor the Borrower will make any Restricted Payments”; and (ii) deleting the words “any Subsidiary of the Borrower” which appear in §9.4(a) and substituting in place thereof the words “any Subsidiary of the Parent”; and (iii) deleting the word “Borrower” which appears in §9.4(b) and substituting in place thereof the words “Parent”.

(f) Section 9.5 of the Credit Agreement is hereby amended by (i) deleting the first paragraph of §9.5.1. in its entirety and restating it as follows: “The Parent will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except, so long as no Default of Event of Default then exists or would occur as a result thereof, (a) the merger or consolidation of one or more of the Subsidiaries of the Parent, other than the Borrower, with and into the Parent; (b) the merger or consolidation of two or more Subsidiaries of the Parent, provided if (i) one such Subsidiary is the Borrower, the Borrower shall be the survivor of such merger or consolidation; and (ii) only one such Subsidiary is a Guarantor, then the Guarantor shall be the survivor of such merger or consolidation; and (c) the acquisition by the Parent through any merger or asset or stock acquisition by the Parent or any of its Subsidiaries of Persons (or, in the case of an asset acquisition, assets of a Person) in the same or a similar line of business as the Borrower (a “Permitted Acquisition”) so long as”; (ii) deleting each reference to “Borrower” contained in §9.5.1(c)(i), (ii), (iv), (v) and (vii) and §9.5.2 and substituting in each place thereof the word “Parent”.

(g) Sections 9.6, 9.7, 9.8, 9.10, 9.11, 9.12 and 9.13 of the Credit Agreement are each hereby amended by deleting each reference to “Borrower” which appears in each such section and substituting in place thereof the word “Parent”.

(h) Section 9.9 of the Credit Agreement is hereby amended by inserting immediately before the words “Borrower nor any ERISA Affiliate” the words “Parent, the”

§5. Amendment to §10 of the Credit Agreement. Section 10 of the Credit Agreement is hereby amended by as follows:

(a) The first sentence of Section 10 of the Credit Agreement is hereby amended by deleting the words “The Borrower covenants and agrees” which appear in such first sentence and substituting in place thereof the words “Each of the Parent and the Borrower covenants and agrees”;

(b) Sections 10.1, 10.2, and 10.3 of the Credit Agreement are hereby amended by deleting each reference to “Borrower” contained in each such section and substituting in each place thereof the word “Parent”.

§6. Amendment to §12 of the Credit Agreement. Section 12.1 of the Credit Agreement is hereby amended by deleting the word “Borrower” which appears in §12.1 and substituting in place thereof the word “Parent”.

§7. Amendment to §13 of the Credit Agreement. Section 13 of the Credit Agreement is hereby amended as follows:

(a) Sections 13.1(b), (d), (e), (f), (g), (h), (i), (j), (l), (m), (n) and (o) of the Credit Agreement are each hereby amended by deleting each reference to “Borrower” contained in each such section and substituting in place thereof the word “Parent”.

(b) Section 13.1(c) of the Credit Agreement is hereby amended by deleting the words “the Borrower shall fail” which appear in §13.1(c) and substituting in place thereof the words “the Parent or the Borrower shall fail”.

(c) Section 13.1(k) of the Credit Agreement is hereby amended by (i) inserting immediately prior to the words “Borrower or any ERISA Affiliate” which appear in §13.1(k) the words “Parent, the”; and (ii) deleting the words “Borrower or any of its Subsidiaries” which appear in §13.1(k) and substituting in place thereof the words “Parent or any of its Subsidiaries”.

§8. Amendment to §15 of the Credit Agreement. Section 15 of the Credit Agreement is hereby amended by deleting the words “except that the Borrower may not assign or otherwise transfer” which appear in the first sentence of §15 and substituting in place thereof the words “except that neither the Parent nor the Borrower may assign or otherwise transfer”.

§9. Amendment to §16 of the Credit Agreement. Section 16 of the Credit Agreement is hereby amended as follows:

(a) Section 16.6(a) of the Credit Agreement is hereby amended by deleting the words “if to the Borrower” which appear in §16.6(a) and substituting in place thereof the words “if to the Parent or the Borrower”.

(b) Section 16.7 of the Credit Agreement is hereby amended by (i) inserting immediately prior to the words “BORROWER AGREES THAT ANY SUIT FOR” which appear in the second sentence of §16.7 the words “PARENT AND THE”; (ii) inserting immediately prior to the words “BORROWER BY MAIL AT THE ADDRESS” which appear in the second sentence of §16.7 the words “PARENT OR THE”; and (iii) inserting immediately prior to the words “THE BORROWER HEREBY WAIVES” which appear in the third sentence of §16.7 the words “EACH OF THE PARENT AND”.

(c) Section 16.11 of the Credit Agreement is hereby amended by (i) inserting immediately after the words “EACH OF THE BORROWER,” which appears in the first sentence of §16.11 the words “THE PARENT,”; (ii) inserting immediately after the words “Except as prohibited by law,” which appear in the second sentence of §16.11 the words “each of the Parent and”; and (iii) inserting immediately prior to the words “Borrower (a) certifies” which appear in the third sentence of §16.11 the words “Parent and the”.

§10. Joinder. The Parent hereby joins the Credit Agreement and agrees to become a party to the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents. The Parent hereby acknowledges, and, as applicable, represents and warrants, the following (a) its books and records are kept at its chief executive office and principal place of business; (b) no provision of its governing documents prohibits the Parent from entering into this Third Amendment; (c) it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement and other Loan Documents applicable to it; and (d) each of the representations and warranties set forth in §7 of the Credit Agreement is true and correct in all material respects with respect to the Parent as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date).

§11. Limited Waiver. The Borrower hereby acknowledges that (a) pursuant to §8.14 of the Credit Agreement, the Borrower is required to immediately cause each Domestic Subsidiary created or acquired after the Closing Date to become a Guarantor and the Borrower is otherwise required to comply with the provisions of §8.14 of the Credit Agreement; (b) pursuant to §8.15 of the Credit Agreement, the Borrower is required to immediately notify the Administrative Agent of the creation or acquisition of any new Subsidiary and provide the Administrative Agent with an updated Schedule 7.19 and otherwise comply with all the covenants contained in § 8.14; (c) pursuant to §9.4 of the Credit Agreement, neither the Borrower nor any Subsidiary of the Borrower may make a Distribution if a Default or Event of Default then exists; and (d) pursuant to § 9.5.1 of the Credit Agreement, to the extent the Borrower makes a Permitted Acquisition, the Borrower is required to comply with the conditions set forth in §9.5.1(c) thereof. The Borrower further acknowledges that (a) it did not immediately cause PROTECT Emergency Response Systems, Inc. (“PROTECT”) nor the Parent to become a Guarantor immediately upon such Person’s acquisition or creation, as the case may be, and did not otherwise comply with the provisions of §8.14 of the Credit Agreement as it pertains to each such Person; (b) it did not immediately notify the Administrative Agent of the creation of the Parent or the acquisition of PROTECT and provide the Administrative Agent with an updated Schedule 7.19 and otherwise comply with the covenants contained in §8.14 as was required by §8.15; (c) any Restricted Payment constituting the Exchange Offer which was made when a Default or Event of Default existed was not permitted by §8.4; and (d) the Borrower did not comply with certain of the provisions of §9.5.1(c) in connection with the acquisition of PROTECT. Upon the effectiveness of this Third Amendment, the Lenders hereby waive any Event of Default which may have arisen (a) pursuant to §8.14 and §8.15 of the Credit Agreement as a result of the Borrower’s failure to comply with the provisions of §8.14 and §8.15 as they relate to the creation or acquisition, as the case may be, of the Parent and PROTECT; (b) pursuant to §8.4 of the Credit Agreement as a result of the Borrower consummating the Exchange Offer at a time when a Default or Event of Default existed; and (c) pursuant to §9.5.1 of the Credit Agreement as a result of the acquisition of PROTECT. In addition, upon the effectiveness of this Third Amendment, the Lenders hereby waive any Event of Default which may have arisen as a result of the occurrence of a Change of Control which occurred as a result of the consummation of the Exchange Offer.

§12. Limited Consent. The Borrower has informed the Administrative Agent and the Lenders that after the effective date of this Third Amendment the Borrower will convert itself from a Massachusetts corporation to a Massachusetts business trust and has requested the Administrative Agent and the Lenders consent to such conversion. So long as (a) the Borrower provides the Administrative Agent and the Lenders with written notice two (2) days prior to such conversion; (b) immediately upon such conversion, the Borrower provides the Administrative Agent and the Lenders with copies of all such documents, agreements and instruments evidencing such conversion, together with a legal opinion from Borrower’s counsel as to the continued enforceability of the Loan Documents; and (c) the Borrower takes all such action as the Administrative Agent and the Lenders may request to assume or otherwise remain liable for all the obligations under the Loan Documents, the Administrative Agent and the Lenders hereby consent to such proposed conversion.

§13. Conditions to Effectiveness. This Third Amendment shall not become effective until the Administrative Agent receives the following:

(a) a counterpart of this Third Amendment, executed by the Borrower, the Parent, the Guarantor and the Lenders;

(b) a duly executed and delivered Guaranty, executed by the Parent and PROTECT;

(c) certified copies of the Governing Documents for each of the Parent and PROTECT, together with a certificate of incumbency for each such Person; and

(d) evidence satisfactory to the Administrative Agent and the Lenders that the Parent, the Borrower and PROTECT has authorized all the transactions contemplated hereby.

§14. Conditions Subsequent. The Borrower hereby agrees to provide to the Administrative Agent legal opinions in form and substance satisfactory to the Administrative Agent and the Lenders from counsel to the Parent and California counsel to PROTECT, opining as to the authorization, validity and enforceability of the Guaranty of each of the Parent and PROTECT, by not later than (a) December 30, 2004 for the Parent; and (b) sixty (60) days after the date on which the total assets of PROTECT exceed $2,000,000. The Borrower agrees that the failure to deliver such legal opinions by the dates specified in this §14 shall constitute an immediate Event of Default under the Credit Agreement.

§15. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by the Borrower in §7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Third Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower and each of its Subsidiaries of this Third Amendment and the performance by the Borrower and each of its Subsidiaries of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and each such Subsidiary and have been duly authorized by all necessary corporate or similar action on the part of the Borrower and each such Subsidiary.

§16. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Guaranty, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§17. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Administrative Agent or the Lenders consequent thereon.

§18. Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§19. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

LIFELINE SYSTEMS COMPANY

By:	/s/ Mark Beucler
Mark Beucler, Vice President, Finance, Chief Financial Officer and Treasurer

LIFELINE SYSTEMS, INC.

By:	/s/ Mark Beucler
Mark Beucler, Vice President, Finance, Chief Financial Officer and Treasurer

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Victoria P. Lazzell
Title: Vice President

RATIFICATION OF GUARANTY

The undersigned guarantor (the “Guarantor”) hereby acknowledges and consents to the foregoing Third Amendment as of December 9, 2004, and agrees that the Guaranty from the Guarantor dated as of August 28, 2002 in favor of the Administrative Agent and the Lenders and all other Loan Documents to which the Guarantor is a party remains in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

LIFELINE SYSTEMS SECURITIES CORPORATION

By:	/s/ Ronald Feinstein
Ronald Feinstein, President